Joint Filer Information

Names: The Ospraie Portfolio Ltd., Ospraie Holding I, L.P., Ospraie Management,
       Inc., Dwight Anderson

Address: 320 Park Avenue 27th Floor
         New York, New York 10022

Designated Filer: Ospraie Management, LLC

Issuer and Ticker Symbol: Energy XXI (Bermuda) Limited [Ticker Symbol] N/A

Date of Event Requiring Statement: December 29, 2006:

The undersigned, The Ospraie Portfolio Ltd., Ospraie Holding I, L.P., Ospraie Management, Inc., and Dwight Anderson are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Ospraie Management, LLC with respect to the beneficial ownership of securities of Energy XXI (Bermuda) Limited.

Signatures:

THE OSPRAIE PORTFOLIO LTD.


By: Ospraie Management, LLC,
    its Investment Manager

By: Ospraie Holding I, L.P.,
    its Managing Member

By: Ospraie Management, Inc.,
    its General Partner

By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


OSPRAIE HOLDING I, L.P.


By: Ospraie Management, Inc.,
    its General Partner

By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


OSPRAIE MANAGEMENT, INC.


By: /s/ Michael Fischer
    --------------------------
    Michael Fischer
    Authorized Signatory


DWIGHT ANDERSON


By: /s/ Michael Fischer
    --------------------------
    Michael Fischer, Attorney-in-fact